                                                                   EXHIBIT 10.20






                                 LEASE AGREEMENT

                                TABLE OF CONTENTS


1.       BASIC LEASE PROVISIONS..........................................1

2.       EXHIBITS........................................................3

3.       PREMISES........................................................3

4.       TERM............................................................5

5.       RENTAL..........................................................6

6.       POSSESSION AND USE..............................................8

7.       UTILITIES SERVICES..............................................9

8.       INDEMNITY; INSURANCE...........................................10

9.       TITLE OF LANDLORD..............................................13

10.      TENANT'S LIMITED RIGHT TO MAKE ALTERATIONS.....................13

11.      MECHANICS LIENS................................................14

12.      PERSONAL PROPERTY; FIXTURES....................................15

13.      ASSIGNMENT AND SUBLEASING......................................15

14.      REPAIRS; MAINTENANCE...........................................16

15.      RECONSTRUCTION.................................................18

16.      BANKRUPTCY; INVOLUNTARY TRANSFERS..............................20

17.      DEFAULTS BY TENANT; REMEDIES...................................21

18.      DEFAULTS BY LANDLORD, REMEDIES.................................24

19.      EMINENT DOMAIN.................................................25

20.      ATTORNEYS FEES.................................................25

21.1     SALE OF PREMISES BY LANDLORD/OPTION TO PURCHASE................26

21.2     OPTION TO PURCHASE.............................................26

22.      SUBORDINATION; ATTORNMENT......................................27

23.      QUIET POSSESSION...............................................28

24.      CAPTIONS AND TERMS.............................................28

25.      NOTICES........................................................28

26.      OBLIGATIONS OF SUCCESSORS......................................29

27.      CONSENT OF LANDLORD AND TENANT.................................29

28.      MISCELLANEOUS..................................................29

         LEASE AGREEMENT In consideration of the rents and covenants hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the following described premises upon the following terms and conditions:

1.       BASIC LEASE PROVISIONS.    BASIC LEASE PROVISIONS

Lease Date:       December 17, 1998

Landlord:         Wing Fong & Associates LLC

Tenant:           Pac-West Telecomm, Inc.

Property Address: 302 and 304 East Carson Street, Las Vegas, Nevada 89101

Preliminary Term
Date(1):          January 1, 1999, sometimes "Effective Date"

Rent Commencement
Date:             The earlier of the date Tenant takes possession for the
(_____) (_____)   conduct of its business or ten (10) months after Tenant
Initials Initials takes possession of the Premises to commence construction of
                  Tenant Improvements, but no later than November 1, 1999, sometimes "Lease Term"

Lease term:       120 months from the Rent Commencement Date __________________

Option: Two five (5) year options with nine (9) months' prior written notice

Annual Rent:      $1.50 per rentable square foot per month ($18.00 per year), plus cost of living adjustments inclusive of all services and expenses except for electricity and janitorial (Annual rent of $195,570.00, payable in installments of $16,297.50 per month)

Parking: Six (6) spaces will be provided, which parking spaces shall be provided at $50.00 per month, subject to adjustment parking together with a 20' x 100' strip on the south side of the premises of 304 East Carson Street to be used by the Tenant during the preliminary term.

Late Charge:      5% of delinquent amount

CAM: Lease is a modified gross Lease. Tenant shall pay its own janitorial service and utilities. Tenant's proratable portion shall be a fraction

--------
  (1) Actual date to be inserted and initialed.

                           denominator of which is the Tenant's Floor Area at 304 East Carson Street and the numerator of which is the aggregate rental space and parking space at 302 and 304 East Carson Street. Tenant shall also pay proratably the Landlord's increase in its CAM above the 1999 Base Year.

Right of Refusal: Tenant has right of first refusal to any additional space available on the first floor of 304 East Carson currently occupied by a jewelry store.

Addresses for Notices:

                           To Landlord:
                           1553 North Decatur Boulevard
                           Las Vegas, Nevada 89108
                           Attention: Wing Fong

With copy to:              Deaner, Deaner, Scann & Malan
                           720 South Fourth Street, Suite 300
                           Las Vegas, Nevada 99101
                           Attention:  Charles W. Deaner, Esq.

                           To Tenant:
                           Pac-West Telecomm, Inc.
                           4210 Coronado Avenue
                           Stockton, CA 95204
                           Attention: Dennis V. Meyer, Controller

With copies                Robert C. Morrison
                           c/o Neumiller and Beardslee
                           P.O. Box 20
                           Stockton, CA 95201-3020

Initial Deposit:           $35,000.00.  Provided Tenant is not in default, the
                           initial deposit will be applied to the first and second months of the Lease Term.

Premises:                  The first floor of certain commercial space, commonly
                           304 East Carson Street, having 10,865 rentable square feet of Floor Area, as more particularly described in Exhibit "A". Together with certain roof rights on 302
                           East Carson Street, as described in paragraph 3.5.

Address of Premises:       302-304 East Carson Avenue
                           Las Vegas, Nevada 89101

Reference to this Article 1 in other Articles or Sections of this Lease is for convenience and to designate certain defined terms contained within some of the other Articles or Sections where references to any of the particular Basic Lease Provisions appear. Each reference in this Lease to any of the Basic Lease Provisions contained in this Article I shall be construed to incorporate all of the terms of such Basic Lease Provision.

2.       EXHIBITS.

Exhibits described in the Table of Contents hereof are attached hereto and made a part of this Lease.

3.       PREMISES

3.1 Demise. Landlord hereby leases to and Tenant hereby leases from Landlord as of the Effective Date specified in Article 1 ("Effective Date"), the commercial space which includes the parking rights per paragraph 3.5 and the roof rights per Paragraph 3.6 referred to as the "Premises" and described on Exhibit "A." All obligations of Tenant under this Lease shall be effective as of the Effective Date, except the obligations of Tenant to pay annual rental as specified under Section 5.1 or the other charges provided elsewhere in this Lease. The Premises shall be remodeled in accordance with the procedures, outlined in Exhibit "B," called "Tenant's Work." Landlord and Tenant agree that the Premises comprise the Floor Area specified in Article 1 and further defined in Section 3.3 and the roof and parking rights defined in Section 3.5 and 3.6.

3.2 Acceptance of the Premises. Landlord agrees to deliver to Tenant, and Tenant agrees to accept from Landlord, possession of the Premises as of the date Landlord notifies Tenant that the Premises are available for Tenant to begin construction of Tenant Improvements ("Lease Commencement Date") in accordance with the provisions of Exhibit "B."

3.3 Floor Area Defined. The term " Floor Area," as used throughout this Lease, shall mean and include all areas for the exclusive use and occupancy by a tenant measured from the exterior surface of exterior walls (and from the extensions thereof, in the case of openings) and from the center of interior partitions, and will include, but not be limited to, restrooms, storage areas, clerical or office areas and employee areas, but excluding mezzanines.

3.4 Generator Space/Parking. Subject to Landlord's approval of final drawings (an approval to be added as an exhibit to this Lease) submitted to Landlord by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed, Landlord agrees to provide Tenant with sufficient space in the alley access service area between 302 and 304 East Carson and adjacent to the Premises to allow for the installation, maintenance and operation of an emergency generator (750 KW maximum), diesel fuel tank (1,500 gallon maximum) adjacent to the generator, and air conditioning units (125 ton maximum capacity).

Tenant shall have the right to increase the size of the generator, capacity of the fuel tank, air conditioning capacity from time to time during the lease Term, subject to landlord approval, which approval shall not be unreasonably withheld, conditioned or delayed. The location of the generator, fuel tank and air conditioning units shall be mutually agreed upon by Landlord and Tenant. Installation and use of the generator, fuel tank and air conditioning units shall be in accordance with all applicable municipal and state codes.

Tenant hereby agrees to indemnify and hold Landlord harmless in connection with all matters pertaining to Tenant's installation, use and maintenance of the generator, fuel tank and air conditioning units. Specifically, Tenant shall be responsible to maintain and service the generator and fuel tank to reasonably prevent the release of hazardous substances from same. Tenant further agrees to indemnify and hold Landlord harmless from any and all municipal, state or federal fines, penalties and legal actions, whether governmental or by private parties, pertaining to the release of hazardous substances from either the generator or the fuel tank. This covenant shall survive any termination of this Lease.

3.5 Parking. Landlord shall designate and provide Tenant with six (6) parking spaces at the then published monthly parking rates for vehicle parking or placement of equipment, currently at $50 per month per space. Increases in parking rates, if any shall be limited to rates comparable to other equivalent parking facilities in the neighborhood. The parking spaces shall be located in the southwest corner together with the right in the Tenant to use of the docking door, access to which is from the last parking stall in the southwest corner. Tenant also has additional parking rights during the Lease Term as it appears in paragraph 1.

3.6 Roof Rights/Antenna. Landlord will allow Tenant access to and use of such portions of the roof of 302 East Carson as shall be reasonably required by the Tenant with no additional rent between Landlord and Tenant for the purpose of installing a stub tower or antenna masts which may contain collectively up to fifty (50) antennae/dishes for telecommunications reception and/or transmission.

The dishes will be either 15," 24 " or 48 " in diameter. Tenant shall exercise its rights and perform its obligations hereunder in such a way as to not cause interference with the use of the roof by Landlord or other existing users of the roof tenants. In the event that the operation of Tenant's facilities causes or results in interference with the existing operations of Landlord or other Tenants, Tenant agrees to eliminate such interference, including without limitation reconfiguring or relocating Tenant's antennae/dishes, re-engineering Tenant's roof operation, working with the Landlord or other Tenants, and all other steps deemed necessary by Landlord to eliminate such interference.

Landlord will allow Tenant unlimited access to the roof to perform emergency repairs or replacements. Tenant shall have such access 24 hours per day, 365 days a year, on an unescorted basis, otherwise in accordance with Landlord's rules and regulations regarding rooftop access. All costs of installation, operation, and maintenance of the antennas and the connection cable (including any modifications to the roof and the costs of obtaining any necessary permits or approvals) shall be borne by Tenant. Tenant will hold harmless the Landlord from anybody, any liability or loss arising out of the unlimited access to the roof by the Tenant, Tenant's employees, agents, and representatives.

Landlord agrees that the use of the roof of 302 and 304 East Carson is an integral part of the interests conveyed by this Lease, and no sale, financing, or refinancing of either 302 or 304 East Carson shall interfere with Tenant's use of such roof.

3.7 Telecommunications Carriers. Tenant shall have the right to select and utilize up to three (3) telecommunications and data carrier(s) (the "Carriers") of its choice and as required by regulatory authorities. Landlord agrees that:
(i) Landlord will grant the Carriers by Tenant a license (the "License") for a term which is consistent with Tenant's lease term, (the "License Term") to install, operate, maintain, repair, and replace cable and associated equipment in order to collocate with Tenant (the "Facilities"), subject to landlord's consent, which shall not be unreasonably withheld, delayed, or conditioned, and in compliance with building Rules and Regulations; (ii) Landlord shall provide Carriers reasonable Access to enable Carriers to provide Carriers' public utility telecommunications services to the Premises (iii) the License contemplated herein is for carriers to collocate with Tenant and is not an exclusive right to Tenant and/or Tenant's Carriers or vendors and Landlord reserves the right to grant, renew or extend licenses to other Carriers for the purposes of locating telecommunications equipment in the building at Landlord's sole discretion; and (iv) nothing contained herein shall be construed as granting Carriers or Tenant any Property or ownership rights in the building or to create a partnership or joint venture between Landlord, Carriers or Tenant. Landlord agrees there shall be no extra use for Tenant's use of the roof by Landlord or other existing users of the roof tenants. In the event that the operation of Tenant's facilities causes or results in interference with the existing operations of Landlord or other Tenants, Tenant agrees to eliminate such interference, including without limitation reconfiguring or relocating Tenant's antennae/dishes, re-engineering Tenant's roof operation, working with the Landlord or other Tenants, and all other steps deemed necessary by Landlord to eliminate such interference.

3.8 Signage. Landlord, at its sole costs and expense, shall install Tenant's suite number at the main entry to the Premises and a tenant identification strip on the building directory. In addition, Tenant shall have the right, at its sole cost and expense, to utilize the existing signage and the entire south wall of 304 East Carson for displaying its company name and logo.

3.9 Waiver of Landlord's Lien. Landlord recognizes that Tenant shall be installing telephone switching equipment, and related furniture and equipment (collectively the "Equipment"). Landlord further recognizes that Tenant may, from time to time, finance and refinance said equipment, and its unrestricted right to do so is critical to Tenant's business operations. Accordingly, Landlord hereby waives, in favor of both Tenant and any party providing financing to Tenant, any lien, interest, and/or right of Landlord in and to the Equipment, whether arising by statute or at common law, including but not limited to any "Landlord's Lien," and any right to distraint for rent. Upon not less than ten (10) business days prior written notice from Tenant, Landlord shall execute, acknowledge, and deliver to Tenant a statement in writing, in a form reasonably acceptable to Tenant and any bona fide lender providing financing to Tenant, confirming such waiver.

3.9 Surrender of the Premises. Tenant will surrender possession of the Premises to Landlord at the expiration of the Lease Term or the earlier termination of this Lease.

4.       TERM.

4.1 Definition. This Lease shall be effective as of the Lease Commencement Date and shall continue thereafter during the Lease Term specified in Article 1 ("Lease Term"), unless sooner terminated. The number of years specified in the Lease Term shall not begin until the date when the obligation to pay any rental and additional rent under the under this Lease commences (the "Rent Commencement Date"). The Rent Commencement Date shall be the date which is the earlier of:

         (i)      ______________, 1999

         (ii) the date Tenant first commences to use and/or occupy the Demised Premises other than for the construction of Tenant's Improvements and for the testing of communications equipment; or

         (iii) the date that is ten (10) months from the date that Landlord delivers the premises to Tenant for the installation of the Tenant Improvements, except that said ten (10) months may be extended by reason of force majeure referred to in Section 29.7. Landlord and Tenant shall confirm the Rent Commencement Date by placing their initials at the appropriate headings at
Article 1.

4.2 Options. The Rental Rate for the First Option Period shall be at the same rate as the rental for the last month of the Initial Term subject to the cost of living adjustment for each additional year as provided in the Lease. The rental rate for the Second Option Period shall be the rent for the last month of the First Option Period, again, subject to the cost of living adjustment as provided in Paragraph 5.1.

5.       RENTAL.

5.1 Annual Rental. Tenant, subject to CPI adjustment, agrees to pay as rental for the use of the Premises the Annual Rent specified in Article 1. The Annual Rental shall be due in advance in twelve (12) equal monthly installments during each year on the first (lst) day, and payable not later than, the tenth (10th) of each calendar month, without setoff, deduction, prior notice or demand, commencing on the Rent Commencement Date. Should the rental period commence on a day other than the first day of a calendar month, then the rental for the first fractional month shall be computed on a daily basis for the period from the Commencement Date to the end of the calendar month and at an amount equal to one-three hundred sixtieth (1/360th) of the Annual Rental for each day, and thereafter shall be computed and paid as aforesaid.

On each anniversary of the Rent Commencement Date, the Base Rent shall be adjusted according to this paragraph.

         (a) In this paragraph, (1) the "Base Year" shall mean the full calendar year beginning in the month in which the Rent Commencement Date occurs; (2) the "CPI Index" shall mean the Consumer Price Index for All Urban Consumers, 1982-84 Base Year, All Items, U.S City Average as published by the Bureau of Labor Statistics of the United States Department of Labor (the "Bureau"); and the "CPI Index for the Base Year" shall mean the average of the monthly price indexes for each of the twelve months of the Base Year.

         (b) The adjustment in the Annual Rent shall be based on the percentage difference between the CPI Index for the last month of the then-current lease year ( the "Adjustment Month") and the price index for the Base Year. If the CPI index for the Adjustment Month is greater than the CPI Index for the Base year, then the Base Rent set forth in Paragraph (without regard to any adjustments under this paragraph) shall be multiplied by the percentage difference between the CPI Index for the Adjustment Month and the CPI Index for the Base Year, and the product of that calculation shall be added to the Base Rent set forth in this paragraph effective as of the anniversary of the the Lease Year The adjusted Base Rent shall be payable until it is readjusted pursuant to the terms of this Lease. If the actual amount determined to be owing is greater than Tenant's estimated payments, the deficiency shall be paid by Tenant as additional rent together with the next monthly installment of Base Rent due hereunder.

         (c) For example, If the Base Rent on the Rent Commencement Date is $195,570.00, the CPI Index for the Base Year is 103, and the CPI Index for the Adjustment Month is 106, then percentage difference (106 minus 103 divided by 103, or .029) will be multiplied by the Base Rent to arrive at the rent increase ($195,570.00 x .029 $5,671.53 ). The Base rent for the upcoming year will be $195,570.00 ($195,570.00 $5,671.53 = $201,241.00).

         (d) Notwithstanding anything in this Lease to the contrary, in no event shall the Base Rent rate payable during any Lease Year be more than one hundred and five percent (105%) of the base rent rate payable hereunder during the immediately preceding Lease Year, and in no event may any unused increase resulting from the foregoing limitation be carried over to a subsequent year.

         (e) If the Index is changed so that a Base Year other than 1982 is used, the Index shall be converted in accordance with the conversion factor published by the Bureau. If the Index is discontinued, unavailable or in any manner revised during the Lease Term, then the Index shall be adjusted or replaced by Landlord in order to obtain substantially the same result as would be obtained if the Index had not been so discontinued, unavailable or revised.

         (f) Promptly after the adjustment in the Base Rent is determined for each Lease Year, Landlord shall submit to Tenant a statement setting forth the amount of such adjustment and the computations by which it was determined. Since the actual increase in the Base Rent may not be determined until after the start off a new Lease Year, until the actual increase in the Base Rent is determined, Tenant shall make estimated monthly payments of Base Rent during such Lease Year in an amount based upon Landlord's reasonable estimate of the increase in the monthly installments of Base Rent that will be payable during such Lease Year promptly after receipt of a statement from Landlord setting forth the actual increase in the monthly installments of Base Rent for such Lease Year, the difference between the estimated monthly payments paid by Tenant and the actual amount of Base Rent determined to be owing for such months shall be calculated if the estimated Payments by Tenant exceed the actual amount determined to be owing, the excess shall be credited to Tenant.

5.2 Common Area Maintenance. Tenant shall pay for its own electrical service and janitorial service. Any other common area maintenance charge or expense shall be paid by Landlord. Tenant will pay proratably, as defined in paragraph 1, any increase in the Landlord's expenses for Common Area Maintenance in excess of the Base Year of 1999.

5.3 Late Charge. If any monthly rental installment or Additional Rent is not received by Landlord by the tenth (10th) day of the month for which it is due, Tenant will immediately pay to Landlord a late charge equal to five percent (5 %) of that monthly rental or Additional Rent installment. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss because of nonpayment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to such nonpayment by Tenant nor prevent Landlord from exercising all other rights and remedies available to Landlord under this Lease.

5.4 Address for Payments. All rental and other payments shall be paid by Tenant to Landlord at its management office in the Premises, or at such other place as may from time to time be designated by Landlord in writing at least ten (10) days prior to the next ensuing payment date.

6.       POSSESSION AND USE.

6.1 Permitted Uses. Possession of the Premises shall be delivered to Tenant broom clean and free and clear of all tenants and occupants and the rights of either, and also free of liens and encumbrances, except those specified in
Article 9 hereof, Tenant shall use and occupy the Premises solely for the purposes of operation, installation, maintenance, repair and replacement of telecommunications equipment and related facilities such as an emergency generator, HVAC equipment, and rooftop antenna equipment, all as shall be described in this Lease, and for general office use. Tenant represents that its intended use shall not pose any human health or environmental hazard and that Tenant shall be responsible for any remediation, which obligation shall continue following any termination of this Lease. Further, Tenant shall be responsible for complying with all applicable laws governing its use of the Premises.

Tenant shall have the non-exclusive right to solicit and provide telecommunications services to the other tenants and occupants of 302 and 304 East Carson and to other buildings in Las Vegas owned by Landlord, subject to the execution of suitable agreements with respect to such other buildings. Landlord represents that, to Landlord's knowledge, Tenant's intended use of the Premises is not in violation of the Certificate of Occupancy, or any covenant, condition or restriction on the building as existing as of the Lease Commencement Date. Tenant shall not use or occupy the Premises in violation of the laws of the United States of America, or the laws, ordinances, regulations, and requirements of the State, County, and City where the Property is situated.

6.2 Condition of Premises. From and after the Effective Date, Tenant shall keep the Premises, and every part thereof, in a clean and wholesome condition, free from any objectionable noises, odors or nuisances, and shall comply with all health and police regulations in all respects. Tenant agrees that all trash and rubbish of Tenant shall be deposited only within receptacles as provided by Landlord. No other trash receptacles are permitted to remain outside the building.

6.3 Deliveries. After the completion of Tenant's initial improvements, Tenant shall use its best efforts to prevent delivery trucks or other vehicles servicing the Tenant's Premises from parking or standing in front of, or at the rear of, the Premises for an unreasonable length of time or to otherwise interfere with vehicular and pedestrian traffic. Landlord reserves the right to reasonably regulate further the activities of Tenant in regard to deliveries and servicing of the Premises, and Tenant agrees to abide by such further nondiscriminatory regulations of Landlord. Tenant shall be allowed, with appropriate liability insurance coverage, to use the former bank drive-through area to park vehicles and to store materials and equipment during the construction period of tenant's improvements. If, during the construction period the drive-in teller area is included as part of a lease for the first floor (presently Bank Area), then, upon five (5) days' written notice the use of said area by the Tenant shall end. Tenant shall have the right to use of the docking door, access to which is from the last parking stall in the southwest corner.

6.4 Landlord's Obligations. Landlord, to its best knowledge, represents to Tenant that Tenant's contemplated use of the building and Premises as described herein and the Premises themselves are not in violation of or prohibited by any state or local land use, zoning, environmental or other law which would prohibit or condition the issuance of a building or construction permit or prevent or uneconomically condition occupancy of the premises by Tenant for the conduct of Tenant's business as described in this Lease. Landlord agrees to use commercially reasonable best efforts to supply information, sign applications, make introductions to and facilitate communications with local planning authorities and represent Tenant along with Tenant's professional advisors in obtaining all necessary approvals to construct Tenant's contemplated improvements and obtain any and all necessary certifications to occupy the premises and conduct its business thereon.

7.       UTILITIES SERVICES

7.1 Tenant's Obligation. Tenant shall pay for all telephone, electric current used by Tenant on the Premises, and any taxes thereon, from and after the delivery of possession of the Premises by Landlord. If any charges are not paid when due, Landlord may pay the same, and the amount paid by Landlord will thereupon become due to Landlord as Additional Rent together with interest thereon at the rate of eighteen percent (18%) per annum. Tenant shall install its own electric meter(s) from the tenant improvement allowance. If any utilities are furnished by Landlord, then the rates charged Tenant shall not exceed those of the local public utility company as if its services were furnished directly to Tenant.

7.2 No Liability of Landlord. Landlord shall not be liable in damages or otherwise for any failure or interruption of utility service furnished to the Premises except as shall have been caused by Landlord's failure to pay for such services. No failure or interruption will entitle Tenant to terminate this Lease or to stop any rental or other payments due hereunder; provided, however, that Tenant may contract directly with the applicable utility to restore such service, and charge the cost thereof to Landlord. If the Landlord elects to discontinue furnishing any utilities to the Premises for any reason other than nonpayment by Tenant of any utility charge, or other rental payment required hereunder, Tenant shall obtain its own utilities for the Premises. Tenant shall have the right to use all existing conduits and facilities situated in the Premises, and to construct such additional conduits and facilities as may be necessary for tenant's use.

8.       INDEMNITY; INSURANCE

8.1 Indemnity by Tenant. From and after substantial completion of Landlord's Work as set forth in Exhibit "C" (or any earlier date on which Tenant enters the Premises), Landlord will not be liable for and Tenant shall indemnify and defend Landlord from all claims, demands, liens, losses, damages, and expenses or costs (hereinafter "claims") arising from the construction, repair, alteration, improvement, use, or occupancy of the Premises by Tenant or any person thereon, including, without limitation, any labor dispute involving Tenant; however, Tenant's obligation to indemnify Landlord will not extend to claims caused solely by the willful act, violation of law or active negligence of Landlord, or its designated agents, servants or employees, Tenant's obligations to indemnify and defend shall include, without limitation, the obligation to pay Landlord's reasonable attorney fees and other costs incurred after Landlord's first notice of each such claim.

8.2 Tenant's Insurance Obligation. Tenant further covenants and agrees that from the commencement date of the Tenant's Work (or any earlier date on which Tenant enters the Premises) and for the Term of the Lease, Tenant will maintain, at its cost, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

         (a) Commercial General Liability Public Liability and Property Damage. Commercial General Liability insurance with coverage limits of not less than Two Million

Dollars ($2,000,000.00) combined single limit for bodily injury and property damage including the ISO Commercial General Liability Form. Bodily injury liability insurance and property damage liability insurance required hereunder shall specifically insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons and damage to property in this
Article 8 contained.

         (b) Tenant Improvements. Insurance covering Tenant's fixtures including the items specified as "Tenant's Work" in Exhibit "B" and Tenant's improvements permitted under Article (10), merchandise, and personal property from time to time on or in the Premises, in an amount not less than ninety percent (90%) of their full replacement cost from time to time after the Effective Date providing protection against any peril included within the classification "All Risk," together with insurance against sprinkler damage. Tenant shall have the right to negotiate and settle any claim related to such insurance. If the tenant improvements are to he restored as provided herein, the proceeds of such insurance shall he used for such purpose.

         (c) Business Interruption Insurance. Insurance covering business interruption insuring any loss (other than the rents payable hereunder) sustained by Tenant for a minimum period of six (6) months if the Premises are destroyed or rendered inaccessible by a risk required to be insured by Tenant under this Lease.

         (d) Policy Form. All policies of insurance required hereunder shall be issued by insurance companies with a general policyholder's rating of not less than A and a financial rating of not less than Class XIII as rated in the most current available "Best's" Insurance Reports, and qualified to do business in the State where the Premises is situated. Such policies shall be issued in the names of Tenant, with Landlord designated as loss payee, as its interests may appear, and if requested by Landlord, the Landlord's mortgagee or beneficiary shall be designated as loss payee, as their interest may appear on certificates of insurance shall be delivered to Landlord within ten (10) days after substantial completion of Landlord's Work as set forth in Exhibit "C" (or any earlier date on which Tenant enters the Premises). Thereafter, certificates shall be delivered to Landlord within ten (10) days prior to the expiration of the term of each policy. As often as any such policy shall expire or terminate, renewal or additional polices shall be procured and maintained by Tenant in like manner and to like extent. All policies of insurance must contain a provision that the company writing the policy will give to Landlord twenty (20) days' advance notice in writing of any cancellation. Such public liability, property damage, and other casualty policies shall be written as primary policies, not contributing with or in excess of coverage which Landlord may carry.

                  Tenant shall procure and thereafter maintain throughout the term of this Lease, at its sole cost, workers' compensation insurance covering all of the employees employed upon the Premises or in connection with the operations conducted thereon (said coverage to be either through the State Industrial Insurance System, as a carrier-insured employer or, if permitted, as a self-insured employer), and shall in all respects comply with the workers' compensation law of the State in which the Premises is located. From time to time upon Landlord's request, and in any event upon commencement of the term of this Lease, Tenant shall furnish Landlord with a certificate of compliance with the workers' compensation law issued by Tenant's carrier or the Director of the Workers' Compensation Department of the State in which the Premises is located.

8.3      Landlord's Insurance Obligation.

         (a) Landlord shall provide Builder's Risk insurance during the course of construction, and at all times from and after substantial completion of Landlord's Work, maintain in effect a policy or policies of insurance covering
(i) the building of which the Premises are a part, in an amount not less than eighty percent (80%) of full replacement cost (exclusive of the cost of excavations, foundations and footings) from time to time after the Effective Date or the amount or type of such insurance Landlord or Landlord's mortgagee or beneficiary may require Landlord to maintain, whichever is the greater, providing protection at least against any peril generally included in the classification "All Risk" together with insurance against sprinkler damage; and
(ii) the rents payable hereunder. Landlord shall maintain a policy of Commercial General Liability insurance with limits of coverage comparable to similar buildings in the neighborhood. Landlord's obligation to carry said insurance may be brought within the coverage of any so-called blanket policy or policies of insurance carried and maintained by Landlord, provided that the coverage afforded will not be reduced or diminished by reason of the use of such blanket policy of insurance.

         (b) Policy Form. All policies of insurance required hereunder shall be issued by insurance companies with a general policyholder's rating of not less than A and a financial rating of not less than Class XIII as rated in the most current available "Best's" Insurance Reports, and qualified to do business in the State where the Premises is situated. Such policies shall be issued in the names of Landlord, with Tenant designated as loss payee, as its interests may appear, and if requested by Tenant, the Tenant's mortgagee or beneficiary shall be designated as loss payee, as their interest may appear on certificates of insurance shall be delivered to Tenant within ten (10) days after substantial completion of Landlord's Work as set forth in Exhibit "C" (or any earlier date on which Tenant enters the Premises). Thereafter, certificates shall be delivered to Tenant within ten (10) days prior to the expiration of the term of each policy. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Landlordin like manner and to like extent. All policies of insurance must contain a provision that the company writing the policy will give to Tenant twenty (20) days' advance notice in writing of any cancellation. Such public liability, property damage, and other casualty policies shall be written as primary policies, not contributing with or in excess of coverage which Tenant may carry.

         (c) Landlord shall procure and thereafter maintain throughout the term of this Lease, at its sole cost, workers' compensation insurance covering all of the employees employed upon the Premises or in connection with the operations conducted thereon (said coverage to be either through the State Industrial Insurance System, as a carrier-insured employer or, if permitted, as a self-insured employer), and shall in all respects comply with the workers' compensation law of the State in which the Premises is located. From time to time upon Tenant's request, and in any event upon commencement of the term of this Lease, Landlord shall furnish Tenant with a certificate of compliance with the workers' compensation law issued by Landlord's carrier or the Director of the Workers' Compensation Department of the State in which the Premises is located.

8.4 Mutual Waiver of Subrogation Rights. Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, to their respective property, the Premises, its contents or to other portions of the Premises, arising from any risk generally covered by All Risk insurance; and the parties each, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation that either may have against the other. This waiver of subrogation shall be operative only so long as available in the State where the Premises is situated and provided further that policy is not validated thereby.

8.5 Insurance Use Restrictions. Tenant agrees that it will not carry any stock or goods or do anything in or about the Premises which will in any way increase the insurance rates upon the building of which the Premises are a part. Tenant agrees to pay to Landlord upon demand the amount of any increase in premiums charged to Landlord for insurance carried by Landlord pursuant to Section 8.3, which is increased because of Tenant's violation of the foregoing restrictions, irrespective of whether Landlord shall have consented to Tenant's act.

8.6 Blanket Insurance. Tenant's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant; provided, however, that Landlord and Landlord's mortgagee or beneficiary shall be named as an additional insured thereunder as their interests may appear and that the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance, and provided further that the requirements set forth herein are otherwise satisfied. Tenant agrees to permit Landlord at all reasonable times to inspect any policies of insurance of Tenant which policies or copies thereof are not delivered to Landlord, and Landlord agrees to permit Tenant at all reasonable times to inspect any policies of insurance of Landlord which policies or copies thereof are not delivered to Tenant.

9.       TITLE OF LANDLORD

Landlord covenants that as of the Effective Date there are no liens upon its estate other than the following:

         (a) the effect of covenants, conditions, restrictions, easements, or deeds of trust, any ground lease of record, any rights of way of record, and any other matters or documents of record; provided, however that Landlord represents that to the best of its knowledge, no such matter or document restricts or interferes with the ability of Tenant to conduct its business operations as contemplated by this Lease.

         (b) the effect of any zoning laws of the City, County, and State where the Premises is situated; provided, however that Landlord represents that to the best of its knowledge, so such zoning law restricts or interferes with the ability of Tenant to conduct its business operations as contemplated by this Lease.

and

         (c) general and special taxes not delinquent. Tenant acknowledges that this Lease is subordinate to said matters of record and any amendment or modification thereof.

10.      TENANT'S LIMITED RIGHT TO MAKE ALTERATIONS

10.1 Permitted Alterations. After completion of all work in accordance with Exhibit "B," the Tenant may, at its own expense and after giving Landlord notice in writing of its intention to do so, make such alterations, additions, improvements, and changes (collectively referred to in this Article as "Improvements") in and to the interior of the Premises (except those of a structural nature) as it may find necessary or convenient for its purposes, so long as the value of the Premises is not thereby diminished; provided, however, each Improvement costing in excess of Twenty-five Thousand Dollars ($25,000.00) may be made only with the approval in writing of Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed.

Except as provided in Paragraph 3.6 and elsewhere in this Lease, no improvements shall be made to any storefront, mechanical system, exterior walls or roof of the Premises, subsequent to Tenant's initial improvements. the Tenant shall not make or cause to be made any penetration into or through the roof or floor of the Premises except with the prior written approval of Landlord. Tenant will reimburse Landlord for all reasonable costs and expense (including, without limitation, any architect's and/or engineer's fees) incurred by Landlord in approving or disapproving Tenant's plans for Improvements. Tenant shall be directly responsible for any and all damages resulting from any violation of the provisions of this Article.

10.2 Construction Requirements. All Improvements to be made to the Premises which require the approval of Landlord shall be under the supervision of a competent architect or licensed structural engineer and made in accordance with plans and specifications approved in writing by Landlord before the commencement of work. All work must be done in a good and workmanlike manner and diligently prosecuted to completion. Upon completion of the work, Tenant shall within five
(5) days record in the office of the County Recorder, a Notice of Completion, and deliver to Landlord, within ten days after completion of said work, with a copy of the building permit and of the recorded Notice of Completion. Upon termination of this Lease, Improvements other than Tenant's trade fixtures, telecommunications equipment, generator, HVAC Units, furniture, and personal property, shall not be removed by Tenant but shall become a part of the Premises. Improvements shall be made in accordance with applicable laws and ordinances.

10.3 Insurance for Permitted Alterations. If the Tenant makes any Improvements to the Premises under the provisions of this Article 10, Tenant agrees to carry such insurance as required by Section 8.2(c), covering any such Improvements. None of the Improvements shall be insured by Landlord under any insurance it may carry upon the building of which the Premises are a part, nor shall Landlord be required under the provisions of Article 15 to reinstall any such Improvements.

11.      MECHANICS LIENS

11.1 Tenant's Covenants. Tenant will pay all costs for work done on the Premises. Tenant will keep the Premises free and clear of mechanics' liens and other liens for work done for Tenant or persons claiming under Tenant. Tenant shall indemnify, defend, and hold Landlord harmless from all liability, loss, damage, costs, attorneys fees, and other expenses on account of claims of lien of laborers or materialmen or other for work performed or materials or supplies furnished to or for Tenant or persons claiming under Tenant.

11.2 Contest of Lien. If Tenant wants to contest any mechanics' lien, it shall furnish Landlord adequate security in the amount of the claim, plus estimated costs and interest, or provide a bond or from a responsible corporate surety in amount sufficient on the discharge of the lien. If a final judgment establishing the validity or existence of a lien for any amount is entered, Tenant shall immediately pay and satisfy the same.

11.3 Right to Cure. If Tenant fails to pay a mechanics' lien claim or has not given the Landlord security as provided in Section 11.2, Landlord may (but shall not be so required to) pay said claim and the amount so paid, together with costs and reasonable attorneys fees incurred in connection therewith, shall be immediately due and owing from Tenant to Landlord, together with interest at the maximum lawful rate from the time of Landlord's payment.

11.4 Notice of Lien. Should any claim of lien be filed against the Premises or any action affecting the title to such property be commenced, the party receiving notice of such lien or action shall forthwith give the other party written notice thereof.

11.5 Notice of Nonresponsibility. Landlord or its representatives shall have the right to go upon and inspect the Premises at all reasonable times and post and keep posted thereon such notices which Landlord may deem to be proper for the protection of Landlord's interest in the Premises. Tenant shall, before the commencement of any work which might result in any such lien, give to Landlord written notice of its intention to do so in sufficient time to enable the recording by Landlord of a Notice of Non-Responsibility.

12.      PERSONAL PROPERTY; FIXTURES

12.1 Removal and Replacement. Subject to the provisions of Section 12.2, any personal property brought on the Premises shall remain the property of the Tenant. Tenant shall not be obligated to replace such personal property at the expiration or earlier termination of this Lease. Tenant will at its expense, immediately repair any damage occasioned to the Premises by reason of the removal of any such personal property.

12.2 Fixtures. All of Tenant's leasehold improvements, (excluding Tenant's personal property, trade fixtures, telecommunications equipment, generator, HVAC Units, Halon fire suppression fire equipment and furniture) but also including, without limitation, all mechanical systems, light fixtures, floor coverings and partitions, whether or not constructed pursuant to Exhibit "B" (collectively referred to as "fixtures" in this Lease) shall become the property of Landlord upon expiration or earlier termination of this Lease.

12.3 Personal Property Taxes. Tenant shall pay before delinquency all taxes (including sales and use taxes), assessments, license fees and public charges levied, assessed or imposed upon Tenant's business as well as upon its merchandise, fixtures, and personal property. If any items of property are assessed with property of Landlord, then, and in such event, such assessment shall be divided between Landlord and Tenant to the end that Tenant shall pay only its equitable portion of such assessment. Landlord shall determine the basis of prorating any such assessment and such termination shall be binding upon both Landlord and Tenant. Tenant shall pay such amount within thirty (30) days of receipt of Landlord's bill therefor. No taxes, assessments, fees, or charges referred to in this Section 12.3 shall be considered as taxes and assessments under the provisions of Section 5.3.

13.      ASSIGNMENT AND SUBLEASING

Landlord agrees that Tenant may allow clients and customers of Tenant to occupy space in the Premises for their telecommunications equipment and technicians (co-location) and such occupancy shall not be considered an assignment or sublease for the purposes of the Lease; provided, however, such clients and customers shall be required to comply with all the terms and conditions of the Tenant's Lease. Tenant may assign or sublet the Premises without Landlord's consent to a subsidiary, affiliate, parent, merger partner, or in connection with an acquisition of substantially all of the stock or assets of Tenant, provided the assignee or subtenant agrees to the Lease terms and is objectively creditworthy in Landlord's reasonable judgment. Tenant may be released from liability on the Lease, subject to Landlord's approval, pursuant to an acquisition if the assignee has a net worth equal to or greater than that of the Tenant. Tenant shall have the right to sublet or assign the Lease to a third party other than the above with Landlord's consent, which consent shall not be unreasonably withheld, conditioned, or delayed; provided (i) the assignee or subtenant agrees to the Lease terms and is objectively creditworthy in Landlord's reasonable judgment, (ii) the assignee or subtenant is engaged in a business that is objectively compatible with the other businesses in the building.

14.      REPAIRS; MAINTENANCE

14.1 Tenant Maintenance and Repair. Tenant acknowledges that Tenant is leasing the

Leased Premises on an 'as is' basis subject to Landlord's obligations set forth in Section 14.2 below and elsewhere in this Lease, including the Exhibits. Tenant shall, subject to Landlord's obligations under this Lease, at all times during the Term, and at Tenant's sole cost, expense, keep, maintain, and repair the Premises, excluding the exterior walls, in good and sanitary order and condition including without limitation, the maintenance and repair of any store front, doors, window casements, glazing, plumbing, pipes, electrical wiring, and conduits, and the maintenance of a service contract with a heating and air conditioning contractor approved by Landlord. Landlord will pass through all contractor's equipment warranties to Tenant for the term of those warranties. Tenant shall also at Tenant's sole cost be responsible for any alterations or Improvements to the Premises necessitated as a result of the requirement of any municipal, state, or federal authority which is uniquely applicable to a business or businesses utilizing equipment similar to the Tenant. After completion of Tenant Improvements, Landlord shall be responsible for such alterations or improvements with respect to the Building and common areas, including without limitation the Americans with Disabilities Act and similar state and local codes related to the disabled or handicapped. By entering into the Premises, Tenant shall be deemed to have accepted the Premises as being in good and sanitary order, condition, and repair, and Tenant agrees on the last day of the Term or on sooner termination of this Lease to surrender the Premises with appurtenances, in the same condition as when Tenant's initial improvements shall have been completed, reasonable use and wear and damage by fire, act of God, or by the elements excepted. Landlord shall regularly sweep and clean the sidewalks adjacent to the Premises, as needed, and shall be responsible for keeping the Premises' trash enclosure free of debris.

14.2     Landlord's Obligations.

         (a) Landlord shall, maintain the building's roof and exterior walls and common areas in good and sanitary order, condition, and repair. Landlord shall not be required to make any repairs to the exterior walls or roof unless Tenant has notified Landlord in writing of the need for repairs and Landlord shall have had a reasonable period of time to commerce and complete the repairs. Landlord shall be responsible for the repair of any latent defects that become apparent or are discovered at any time during the Term of the Lease. Landlord shall be responsible for removing or properly treating any asbestos-containing materials that are discovered on the Premises or in the Building.

         (b) Notwithstanding anything to the contrary expressly or impliedly contained elsewhere herein (and except for the electrical, plumbing, heating and air conditioning installations to be done by Tenant within the Premises as part of its tenant improvements and present and future compliance with all state, federal, and local laws or requirements specifically applicable to the Premises because of the business operated thereon by the Tenant), Landlord shall be responsible for the present and future general compliance of the building, parking lots and premises with all state federal and local laws and or requirements with respect to the physical condition of, access to, or occupancy of the building, parking lots and Premises including but not limited to any requirements imposed by local planning authorities with respect to fire suppression or fire sprinkler systems, ADA, OSHA, environmental or any other requirements.

14.3     Interruption Of Landlord's Services; Tenant's Limited Right
         To Make Emergency Repairs. Landlord acknowledges that Tenant's business of providing telecommunications service to customers requires continuous operation of Tenant's business in the Premises. Accordingly,

         (a) Except in the case of an emergency or force majeure event, Landlord agrees not to reduce, interrupt or cease the normal service of the heating, air conditioning, ventilation, elevator, plumbing, electrical systems, telephone systems, and/or utilities services in or applicable to the Premises without having provided Tenant with reasonable advance notice and having met with Tenant in a timely manner in advance to advise Tenant of Landlord's intentions and requirements, and having worked in good faith with Tenant to devise a procedure to achieve Landlord's objective in such a way as to preserve to the extent possible Tenant's continued use, possession, and occupancy of the Premises and Tenant's ability to conduct its operations on a continuous basis.

         (b) If an emergency event or circumstance occurs that threatens to materially interfere with Tenant's ability to operate its Equipment in a proper manner and pursuant to the Lease the Landlord is required to take action to correct the situation (a "Required Action") and Landlord has knowingly failed to provide or commence the required action within the time period required by the Lease (or a reasonable period of time, if no period of time is specified in the Lease) after the receipt of notice, Tenant may proceed to take the Required Action pursuant to the terms of the Lease. If any Required Action is taken by Tenant pursuant to the terms of this section, then Landlord shall reimburse Tenant for its reasonable and documented costs and expenses in taking the Required Action within thirty days after receipt by Landlord of an invoice from Tenant.

14.3 Tenant's Failure to Maintain. If Tenant does not make repairs or maintain the Premises, or any part thereof, in a manner reasonably satisfactory to Landlord, Landlord shall have the right, upon written notice to Tenant to make the repairs or perform such maintenance for the account of Tenant. The cost of said work will be paid by Tenant as Additional Rent.

14.4 Right to Enter. Landlord or its authorized representatives may enter the Premises at all times during usual business hours for the purpose of inspecting the same. Landlord or any person authorized by Landlord may go upon the Premises and make any necessary repairs to the Premises and perform any work therein (a) that may be necessary to comply with any laws, ordinances, rules or regulations of any public authority, any insurance services offices, or any similar body, including without limitation, the investigation, testing, removal and/or abatement of any material or waste considered hazardous to the environment by Landlord, or any governmental entity, (b) that Landlord may deem necessary to prevent waste or deterioration of Premises by Tenant's failure to make or cause such repairs to be made or performed, (c) that Landlord may deem necessary to perform remodeling, construction or other work incidental to any portion of the Premises, including without limitation, the premises of another tenant adjacent to, above or below the Premises. Nothing herein contained shall imply a duty on the part of Landlord to do such work which, under any provision of this Lease, Tenant may be required to do, nor shall Landlord's performance of any repairs on behalf of Tenant constitute a waiver of Tenant's default in failing to do the same. No exercise by Landlord of any rights herein reserved shall entitle Tenant to any compensation, damages or abatement of rent from Landlord for any injury or inconvenience occasioned thereby. In the event Landlord makes or causes any such repairs to be made or performed on the Premises, as provided for herein, Tenant shall pay the cost thereof to Landlord, as additional rent, promptly upon receipt of an invoice therefor, except for that work as provided in Subparagraph
(c) of this Section 14.4, which shall be at the sole cost and expense of Landlord.

It is understood that Tenant is in the telecommunications business and that the Equipment installed in the Premises operates continuously. Accordingly, in the event that Landlord intends to enter the Premises to make repairs (including without limitation electrical, mechanical, or plumbing work) that will involve disruption or interruption to such Tenant's continuous telecommunications service, Landlord agrees to provide Tenant with not less than ninety-six (96) hours prior written notice of Landlord's intent to enter the Premises, specifying in reasonable detail the nature of the repairs and the extent, if known, of the planned interruption of any utilities or Landlord's services. In the event that Landlord intends to enter the Premises to make repairs that will not involve disruption or interruption to Tenant's Service to its customers, Landlord agrees to provide Tenant with not less than seventy-two (72) hours prior written notice of Landlord's intent to enter the Premises. In either case, in the event that any interruption in Landlord's services is expected, Landlord agrees to reasonably cooperate with Tenant in arranging for temporary services. The foregoing provisions shall not apply in the case of an emergency, in which case Landlord agrees to provide to Tenant as much notice as is practicable under the circumstances, and agrees to use reasonable care and precaution in order to minimize the interruption or disruption to Tenant's Service.

15.      RECONSTRUCTION

15.1 Insured Casualty. If the Premises are damaged by fire or other perils covered by Landlord's insurance, Landlord shall notify Tenant within thirty (30) days of the date of the casualty of Landlord's reasonable determination of the time needed to repair the damage, and:

         (a) If the Premises can he repaired within one hundred twenty (120) days of the date of the casualty, Landlord shall promptly commence the repair, reconstruction, and restoration (collectively referred to as Fire construction" in this Article) of the Premises and prosecute the same diligently to completion within such one hundred twenty (120) days, in which event this Lease shall continue in full force and effect, except that rent shall be abated on a pro rata basis from the date of such casualty for such period until the repairs are completed; or

         (b) In the event that Fire Construction cannot be or is not completed in 120 days of the date of destruction, Tenant shall have the option to terminate the Lease on the giving of ten

(10) days written notice to the Landlord.

         (c) In the event of a partial or total destruction of the Premises during the last year of the Lease Term, Landlord and Tenant shall each have the option to terminate this Lease on written notice to the other of exercise thereof within thirty (30) days after such destruction. For purposes of this Article "partial destruction" shall mean destruction to an extent of at least fifty percent (50%) of the full replacement cost as of the date of destruction.

15.2 Uninsured Casualty. In the event the Premises are damaged by any flood, earthquake, act of war, nuclear reaction, nuclear radiation or radioactive contamination, or from any other casualty not covered by Landlord's insurance to any extent whatsoever, Landlord may, within thirty (30) days following the date of such damage, either commence reconstruction of the Premises and prosecute the same diligently to completion within one hundred twenty (120) days, in which event this Lease shall continue in full force and effect (except that rent shall be abated on a prorata basis from the date of such casualty for that period of time from the date of the casualty until the repairs are completed), or elect not to perform such reconstruction of the Premises, in which event this Lease shall cease and terminate. In either such event, Landlord shall give Tenant written notice of its intention within said thirty (30) days of the casualty. In the event that the reconstruction of the Premises cannot be completed or is not comleted within 120 days of the date of construction, Tenant shall have the option to terminate the Lease on the giving of ten (10) days written notice to the Landlord.

15.3 Construction Provisions. Any reconstruction under this Article 15 will conform to the provisions of Exhibits "B" and "C."......Landlord shall reconstruct the Premises only to the extent of the work described in Exhibit "C"; Tenant, at its sole cost and expense, shall reconstruct all items set forth in Exhibit "B" and shall replace its merchandise, fixtures, and personal property. Tenant shall commence the reconstruction of Tenant's Work and replacement of Tenant's merchandise, fixtures, and personal property promptly upon delivery to it of possession of the Premises diligently prosecute the same to completion.

15.4 Release of Liability. Upon termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligation to the other party coincident with the surrender of possession of the Premises to Landlord, except for items which have theretofore accrued and are then unpaid. In the event of termination, all proceeds from Tenant's insurance under Section 8.2(c), covering fixtures, but excluding proceeds for Tenant's removable property, shall be disbursed and paid to Landlord.

15.5 Abatement of Rent. In the event of reconstruction, the minimum annual rental provided to be paid under Article 1 shall be abated proportionately to the extent to which Tenant's use of the Premises is impaired from the date of destruction to completion of such reconstruction and replacement as specified in
Section 17.3. Tenant shall continue its business on the Premises during any such period to the extent reasonably practicable. The obligation of Tenant to pay any additional rent shall remain in full force and effect. Tenant will not be entitled to compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, or building of which the Premises are a part or to Tenant's personal property, or for any inconvenience or annoyance occasioned by such damage, reconstruction or replacement. Tenant hereby waives any statutory rights of termination that may arise by reason of any partial or total destruction of the Premises which Landlord is obligated to restore or may restore under any of the provisions of this Lease.

15.6 Notwithstanding the foregoing provisions, Landlord acknowledges the nature of Tenant's use of the Premises, which is to provide continuous telecommunications service, and that interruption to such service for a substantial period of time could impose substantial financial harm to Tenant, and that a long lead time for restoration of the Premises could result in unrecoverable lost business, notwithstanding Tenant's business interruption insurance coverage. Accordingly, notwithstanding anything in this Lease to the contrary, if damage or casualty to all or any part of the Premises or to any portion of the Building, not caused by Tenant, that is necessary for Tenant's operation (including without limitation the roof, generator space, main point of entry for fiber carriers) due to fire, flood, weather, sabotage, or other occurrences, renders Tenant's continuous telecommunications service impossible or impractical, Tenant shall have the right to terminate this Lease within ten
(10) days of the damage or casualty, unless Landlord is able to (a) make a substantially equivalent temporary location immediately available so as to allow Tenant to restore its continuous telecommunications service, and (b) to restore the Premises or affected other area or provide a suitable replacement location for Tenant within sixty (60) days.

16.      BANKRUPTCY; INVOLUNTARY TRANSFERS

16.1 Right of Termination. Should any of the following events occur, Landlord may terminate this Lease and any interest of Tenant herein, effective with the commencement of the event:

         (a) Proceedings are instituted whereby all, or substantially all, of Tenant's assets are placed in the hands of a receiver, trustee or assignee for the benefit of Tenant's creditors, and such proceedings continue for at least thirty (30) days;

         (b) Any creditor of Tenant institutes judicial or administrative process to execute on, attach or otherwise seize any of Tenant's trade fixtures, improvements, inventory or personal property located on the Premises and Tenant fails to discharge, set aside, exonerate by posting a bond, or otherwise obtain a release of such property within thirty (30) days.

         (c) Tenant becomes a debtor in any case filed under the Bankruptcy Code or similar law providing relief to bankrupt or insolvent debtors;

         (d) Tenant makes a bulk sale of all, or substantially all, of Tenant's trade fixtures, improvements, inventory or personal property located on the Premises, other than in a permitted

Occupancy Transaction under Article 13, and fails to replace same with similar items of equal or greater value and utility within three (3) days; or

         (e) Any of the above events occurs with respect to any Guarantor of this Lease.

16.2 Request for Information. Within ten (10) days after Landlord's request therefor, Tenant or any Guarantor of this Lease shall provide Landlord, their mortgagee or proposed mortgagee, as Landlord shall specify, such financial, legal, and business information (i) concerning any of the events described in
Section 16.1 as Landlord shall request, or (ii) as Landlord shall request regarding the balance of this Lease.

17.      DEFAULTS BY TENANT; REMEDIES

17.1 Events of Default. The occurrence of any of the following shall constitute a default by Tenant and a breach of this Lease:

         (a) Failing or refusing to pay any amount of minimum annual rental or additional rent when due in accordance with the provisions of this Lease;

         (b) Abandoning the Premises by failing or refusing to occupy and operate the Premises for a period of ten (10) days; provided, however, that Tenant shall not be deemed to have abandoned" or "vacated" the Premises so long as Tenant performs all of its obligations hereunder, including without limitation paying Rent and maintaining the Premises, and it is not readily apparent to the general public or to other occupants of the Building that the Premises are not in current use.);

         (c) Failing or refusing to perform fully and promptly any material covenant or condition of this Lease, other than those specified in subparagraphs
(a) an (b) above;

         (d) Maintaining, committing or permitting on the Premises waste, or use of the Premises for an unlawful purpose; or

         (e) Assignment or Sublease contrary to the provisions of Article 13; or violating the provisions of Article 16.

17.2 Notices. Upon the occurrence of any of the defaults specified in subparagraphs (a), (b), and/or (c) of Section 17. 1, Landlord shall give Tenant, and any subtenant, a written notice specifying the nature of the default and the provisions of this Lease breached and demanding that Tenant, and any subtenant, either fully cure each such default within the time period specified below or quit the Premises and surrender the same to Landlord:

         (a) For nonpayment of annual rental or additional rent, five (5) business days;

         (b) For abandonment of the Premises, ten (10) business days;

         (c) For any other curable default, thirty (30) business days; provided, however, if such default cannot be cured within thirty business (30) days, Tenant shall be deemed to have cured such default if Tenant so notifies Landlord in writing and commences cure of the default within said thirty (30) business day period and diligently and in good faith continues with and actually completes said cure.

17.3 Landlord's Rights and Remedies. Should Tenant fail to cure within the time periods specified in Section 17.1 any default specified in subparagraphs (a),
(b), or (c) of Section 17. 1, or fail to quit the Premises in accordance with subparagraph (d) of Section 17. 1 for any default specified in subparagraph (d) of Section 17. 1, Landlord may exercise any of the following rights upon giving Tenant five (5) business days notice to the address set forth in the Notice provision of this Lease, but without further notice or demand of any kind to Tenant or any other person, except as required by applicable State law:

         (a) The right of Landlord to terminate this Lease and to reenter the Premises and take possession thereof and remove all persons therefrom, and Tenant shall have no further claim thereon or hereunder;

         (b) The right of Landlord, without declaring this Lease terminated, to reenter the Premises and occupy the whole or any part thereof for and on account of Tenant and to collect any unpaid rentals and other charges, which have become payable, or which may thereafter become payable; or

         (c) The right of Landlord, even though it may have reentered the Premises, to thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises.

Should Landlord have reentered the Premises under the provisions of subparagraph
(b) of this Section 17.3, Landlord shall not be deemed to have terminated this Lease, or the liability of Tenant to pay any rental or other charges thereafter accruing, or to have terminated Tenant's liability for damages under any of the provisions hereof, by any such reentry or by any action, in unlawful detainer or otherwise, to obtain possession of the Premises, unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease. Tenant further covenants that the service by Landlord of any notice pursuant to the unlawful detainer statutes of the State where the Premises is situated and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of or at any time subsequent to the serving of such notices and such election is evidenced by a written notice to Tenant) be deemed to be a termination of this Lease. In the event of any entry or taking possession of the Premises as aforesaid, Landlord shall have the right, but not the obligation, to remove therefrom all or any part of the personal property located therein and may place the same in storage at a public warehouse at the expense and risk of Tenant. The rights and remedies given to Landlord in this Article shall be additional and supplemental to all rights or remedies which Landlord may have under laws in force when the default occurs. Notwithstanding anything in this Lease to the contrary, in exercising its remedies, Landlord shall first have obtained an order from a court of competent jurisdiction and shall not exercise "Self-Help" rights such as distress, distraint, or lockout.

Upon Default by Tenant, under any circumstances wherein Landlord shall have regained possession of the Premises from Tenant, with or without termination of the Lease, Landlord shall use commercially reasonable efforts to mitigate Landlord's damages (whether or not required by law) by attempting in good faith to re-let the Premises, upon such terms and conditions as Landlord shall reasonably determine to be necessary or convenient. Under no circumstances shall Landlord be required to give preference to the Premises over any other space that Landlord has available within the city in which the Building is located, and Tenant shall be responsible for any expenses incurred by Landlord in making the Premises available for re-letting.

17.4 Landlord's Damages. Should Landlord elect to terminate this Lease, pursuant to the provisions of this Article 17, Landlord may recover from Tenant, as damages, the following:

         (a) The worth at the time of award of any unpaid rental which had been earned at the time of such termination; plus

         (b) The worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

         (c) The worth at the time of award of the amount by which the unpaid rental for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

         (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, any costs or expense incurred by Landlord in (i) retaking possession of the Premises, including reasonable attorney fees therefor, (ii) maintaining or preserving the Premises after such default, (iii) preparing the Premises for reletting to a new tenant, including repairs or alterations to the Premises for such reletting, (iv) leasing commissions, or (v) any other costs necessary or appropriate to relet the Premises; plus

         (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State where the Premises is situated.

17.5 Definitions; Worth at the Time of Award; Rental. As used in subparagraphs
(a) and (b) above, the "worth at the time of award" is computed by allowing interest at eighteen percent

(18%) per annum, but if such rate is in violation of Nevada law, then at the highest rate allowed by Nevada law. As used in subparagraph (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank situated nearest to the location of the Premises at the time of award plus one percent (1.00 %). For all purposes of this Article only, the term "rental" shall be deemed to be Annual Rent and Additional Rent. All such sums, other than Annual Rent shall, for the purpose of calculating any amount due under the provisions of subparagraph (c) above, be computed on the basis of the average monthly amount thereof accruing during the immediately preceding sixty (60) month period, except that, if it becomes necessary to compute such rental before such a sixty (60) month period has occurred, then such rental shall be computed on the basis of the average monthly amount hereof accruing during such shorter period.

17.6 No Waiver. The waiver by Landlord of any breach of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition contained in this Lease. The subsequent acceptance of rental hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease or of any right of Landlord to a forfeiture of the Lease by reason of such breach, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rental. No term, covenant or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing and signed by Landlord.

17.7 Conflicts With State Law. To the extent permitted by applicable State law, the time periods provided above for cure of Tenant's defaults under this Lease or for surrender of the Premises shall be in lieu of, and not in addition to, any similar time periods prescribed by applicable State law as a condition precedent to the commencement of legal action against Tenant for possession of the Premises. Anything to the contrary notwithstanding contained in this Article, any written notice, other than as specifically set forth in this Article, required by any statute or law now or hereafter in force is hereby waived by Tenant to the fullest extent waivable under law, except any notice applicable to judicial proceedings.

18.      DEFAULTS BY LANDLORD, REMEDIES

18.1 Limitation on Liability. In the event Landlord shall neglect or fail to perform or observe any of the covenants, provisions or conditions contained in this Lease on its part to be performed or observed within five (5) business days after written notice of default (or if more than five (5) business days shall be required because of the nature of the default, if Landlord shall fail to proceed diligently to cure such default after written notice thereof), then in that event Landlord shall be liable to Tenant for any and all damages sustained by Tenant as a result of Landlord's breach.

18.2 Mortgagee Right to Cure. If the Premises or any part thereof are at any time subject to a first mortgage or a first deed of trust and this Lease or the rentals due from Tenant hereunder are assigned to such mortgagee, trustee or beneficiary (called "Assignee" for purposes of this Article only) and Tenant is given written notice thereof, including the post office address of such Assignee, then Tenant shall give written notice of any default by Landlord to such Assignee, specifying the default in reasonable detail, and affording such Assignee a reasonable opportunity to make performance for and on behalf of Landlord provided that the time for any such assignee to perform shall run concurrently with and end with the Landlord's time to perform. If and when the said Assignee has made performance on behalf of Landlord, such default shall be deemed cured.

19.      EMINENT DOMAIN

19.1 Taking Resulting in Termination. If the entire Premises shall be taken under the power of eminent domain by any public or quasi-public authority, this Lease shall terminate and expire as of the date of such taking, and Landlord and Tenant shall each thereupon be released from any further liability accruing under this Lease. If less than the entire Premises is taken by eminent domain, or if by reason of any taking, regardless of the amount so taken, the remainder of the Premises is not one undivided parcel of property, either Landlord or Tenant shall have the right to terminate this Lease as of the date Tenant is required to vacate a portion of the Premises, upon giving notice in writing of such election within thirty (30) days after receipt by Tenant from Landlord of written notice that said Premises have been so appropriated or taken. In the event of such termination, both Landlord and Tenant shall thereupon be released from any liability thereafter accruing hereunder. Landlord agrees immediately after learning of any appropriation or taking to give to Tenant notice in writing thereof.

19.2 Award. If this Lease is terminated in either manner provided in Section 19. 1, Landlord shall be entitled to the entire award or compensation in such proceedings, but the rental and other charges for the last month of Tenant's occupancy shall be prorated and Landlord agrees to refund to Tenant any rent or other charges paid in advance. Tenant's right to receive compensation or damages for its fixtures and personal property and any other property rights that do not thereby diminish Landlord's award shall not be affected in any manner hereby.

19.3 Partial Taking. If both Landlord and Tenant elect not so to terminate this Lease, Tenant shall continue to occupy that portion of the Premises which shall not have been appropriated or taken as herein provided, the parties will proceed as follows: (a) at Landlord's cost and expense and as soon as reasonably possible, Landlord will restore the Premises on the land remaining to a complete unit of like quality and character as existed prior to such appropriation or taking; (b) the Annual Rent provided for in Article 5 shall be reduced on an equitable basis, taking into account the relative values of the portion taken as compared to the portion remaining; and (c) Landlord shall be entitled to receive the total award or compensation in such proceeding. Tenant hereby waives any statutory rights of termination which may arise by reason of any partial taking of the Premises under the power of eminent domain.

19.4 Transfer Under Threat of Taking. For the purposes of this Article only, a voluntary sale or conveyance under threat and in lieu of condemnation shall be deemed an appropriation or taking under the power of eminent domain.

20.      ATTORNEYS FEES

If either Landlord or Tenant institutes any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, the non prevailing party in such action or proceeding shall reimburse the prevailing party for the reasonable expenses of attorney fees and all costs and disbursements incurred therein by the prevailing party, including, without limitation, any such fees, costs or disbursements incurred on any appeals from such action or proceeding. Subject to the provisions of local law, the prevailing party shall recover all such fees, costs or disbursements as costs taxable by the court or arbiter in the action or proceeding itself without the necessity for a cross action by the prevailing party.

21.1     SALE OF PREMISES BY LANDLORD/OPTION TO PURCHASE

If Landlord sells, exchanges or assigns this Lease, Landlord shall be and is hereby entirely freed and relieved of all liability toward Tenant and Tenant's successors and assigns under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises or this Lease occurring after the consummation of such sale or exchange and assignment, provided such purchaser or assignee shall expressly assume said covenants and obligations of Landlord. At any time and from time to time on ten (10) days' written notice from Landlord, Tenant shall execute, acknowledge, and deliver to Landlord a certificate (prepared by Landlord in executable form, with information thereon certified by the Landlord to the best of its knowledge as true and correct) indicating thereon any exceptions thereto which may exist at that time. Said statement may be relied upon by a purchaser or assignee of the Premises. Failure of Tenant to execute and deliver such certificate or any comparable certificate, except when the certificate is not true and correct, required by any lender or prospective lender or purchaser of the Premises within said ten (10) day period shall constitute an acknowledgment by Tenant that the statements included in the certificate are true and correct, without exception. Failure of Tenant to execute and deliver a certificate within said ten (10) day period will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which costs and expenses being extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, administrative, processing, and accounting expenses as well as potential loss of the sale of the Premises by Landlord. Therefore, if a certificate is requested and not received as required in this Article 21, Tenant shall, if Tenant has not so complied within three (3) business days of notice thereof, pay to Landlord a late charge equal to ten percent (10%)of the Annual Rent then payable. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss suffered by such non-delivery by Tenant. Acceptance of this late charge shall not constitute a waiver of Tenant's default with respect to such non-delivery by Tenant, nor prevent Landlord from exercising all other rights and remedies available to Landlord under this Lease.

21.2 OPTION TO PURCHASE.2 OPTION TO PURCHASE. In the event that Landlord decides to sell either or both the land and buildings at 302 and 304 East Carson of which the Premises are a part during the initial or any extended term of this Lease, Tenant shall have the Option to either purchase the building on the same terms and conditions offered by any third party purchaser or to purchase the building for all cash at its then fair market value (excluding the value of any improvements made to the buidling by Tenant) as determined by an MAI appraiser selected by Tenant. Landlord shall give written notice to Tenant in the event of any contract to sell to a third party which shall include a copy of the contract setting forth all terms and conditions. Tenant shall have thirty (30) days from receipt of such notice to exercise its option to acquire the building in accordance with one of the two alternatives. In the event Tenant selects the second alternative and Landlord disagrees with the opinion of fair market value as determined by Tenant's MAI appraiser, Landlord shall appoint its own MAI appraiser to determine the fair market value subject to the exclusion noted above. If the two values are within ten percent (10%) of one another, the average of the two shall be the option price. If the two values deviate by more than ten percent (10%), the two appraisers shall appoint a third MAI appraiser who shall determine the fair market value of the building subject to the exclusion noted above and the average of the three values shall be the option price.

22.      SUBORDINATION; ATTORNMENT

22.1 Subordination. Upon the written request of Landlord, or any mortgagee, deed of trust trustee or beneficiary of Landlord, or of any lessor of Landlord, Tenant will, in writing, subordinate its rights under this Lease to the lien or security interest of any mortgage, deed of trust (including all future advances made thereunder subsequent to the Effective Date of this Lease), or the interest of any lease in which Landlord is the lessee; provided that the subordination document acknwoledges that so long as Tenant is not in default hereunder, this Lease shall remain in full force and effect from the Effective Date until the termination of this Lease.

22.2 Attornment. If Landlord's equity of redemption or other interest in the Premises under a mortgage or deed of trust encumbering the Premises is foreclosed judicially or nonjudicially, or if Landlord's rights and interest, if any, as a lessee with respect to the Premises are terminated, Tenant shall attorn to Landlord's lawful successor, provided said successor accepts the Premises subject to this Lease.

         Non-Disturbance Agreement. Contemporaneously with the execution of this Lease, Landlord shall have obtained for Tenant's benefit, from the holder (the "Mortgagee") of any superior mortgage or deed of trust (the "Mortgage"), or from the holder (the "Ground Lessor") of any ground lease, an agreement in the Mortgagee's or Ground Lessor's standard form (or, if none, in the form attached as Exhibit to the effect that, in the event of any foreclosure of
the.....Mortgage or ground lease, the Mortgagee or around lessor will not make
Tenant a party defendant to such foreclosure (unless required by applicable law, in which event Tenant would receive equivalent protection) nor disturb its right to use the Premises under this Lease, provided Tenant shall not be in default hereunder beyond any applicable grace period (a "Non-Disturbance

Agreement"). Tenant's subordination of this Lease to future superior interests shall be conditioned upon the receipt by Tenant of a Non-Disturbance Agreement from the holder of the superior interest.

22.3 Estoppel Certificate. At any time and from time to time on not more than ten (10) days' written notice from Landlord, Tenant shall execute, acknowledge, and deliver to Landlord a statement in writing, prepared by Landlord in executable form with information thereon certified by the Landlord to the best of its knowledge as true and correct with all applicable information in Landlord's possession supplied, including without limitation, certifying and acknowledging the following: (a) this Lease represents the entire agreement between Landlord and Tenant and is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any; (b) when the obligation to pay Annual Rent commences and when the Lease Term ends; and (c) there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder and Tenant has not the right to offset, counterclaim or deduction against rental, or, if any uncured defaults are claimed, the amount of any offset, counterclaim or deduction alleged by Tenant. Any such statement may be relied upon by any prospective purchaser or lender upon the security of the real property of which the building and the Premises are a part. Tenant's failure to deliver such statement, except when the certificate is not true and correct, within such time shall be conclusive and binding upon Tenant (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) that there are no uncured defaults in Landlord's performance and that Tenant has no right of offset, counterclaim or deduction against rental; and (c) that no more than one (1) month's rental has been paid in advance.

23.      QUIET POSSESSION

Landlord agrees that Tenant may upon payment of the rental and performance of the covenants and conditions of this Lease, quietly hold and enjoy the Premises from an after Landlord's delivery of the Premises to Tenant in accordance with
Article 4, until the end of the Lease Term; subject, however, to the provisions of Section 14.4.

24.      CAPTIONS AND TERMS

24.1 Captions. The captions of the Articles and Sections of this Lease are for convenience only, are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

24.2 Parties. If more than one (1) person or corporation is named as Landlord or Tenant in this Lease and executes the same as such, in such event the words "Landlord" or "Tenant" wherever used in this Lease are intended to refer to all such persons or corporations, and the liability of such persons or corporations for compliance with and performance of all the terms, covenants, and provisions of this Lease shall be joint and several. The masculine pronoun used herein shall include the feminine or the neuter, as the case may be, and the use of the singular shall include the plural.

25.      NOTICES

25.1 Notices. Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall be given or served and shall not be deemed to have been duly given or served unless and until (i) in writing, (ii) forwarded by any overnight air courier service (such as Federal Express, etc.), or certified or registered mail, addressed to the addresses of the parties specified in Article 1, (iii) the date noted for receipt on the return receipt, or the date of refusal thereof. Either party may change such address by written notice by certified or registered mail to the other. The foregoing method of service shall be exclusive, and Tenant hereby waives, to the fullest extent permitted under law, the right to any other method of service required by any statute or law now or hereafter in force.

26.      OBLIGATIONS OF SUCCESSORS

The parties hereto agree that all the provisions of this Lease are to be construed as covenants and agreements and that said provisions shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

27.      CONSENT OF LANDLORD AND TENANT

Wherever in this Lease Landlord or Tenant is required to give its consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld, conditioned, or delayed unless otherwise expressly provided. If Landlord or Tenant fail to give any such consent, the other party hereto shall be entitled to specific performance at law and shall have such other remedies as are reserved to it under this Lease, but in no event shall Landlord or Tenant be responsible in monetary damages for such failure to give consent unless said consent is withheld maliciously or in bad faith.


28.      MISCELLANEOUS

28.1 No Partnership. It is agreed that nothing contained in this Lease shall be deemed or construed as creating a partnership or joint venture between Landlord and Tenant or between Landlord and any other party, or cause Landlord to be responsible in any way for the debts or obligations of Tenant or any other party.

28.2 Severability. If any provision of this Lease shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. It is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

28.3 Corporate Requirements. If Tenant hereunder is a corporation, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that they are authorized to execute this Lease on behalf of the corporation.

28.4 Prior Representations. It is understood that there are no oral or written agreements or representations between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, agreements, and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.

28.5 Governing Law. The laws of the State of Nevada shall govern the validity, performance, and enforcement of this Lease.

28.6 Waiver or Consent Limitation. A waiver of any given breach or default, which shall always be in writing, shall not be a waiver of any other breach or default. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent similar act by Tenant.

28.7 Force Majeure. The occurrence of any of the following events shall excuse such obligations of Landlord or Tenant as are thereby rendered impossible or reasonably impracticable for so long as such event continues: strikes; lockouts; labor disputes; acts of God; inability to obtain labor, materials or reasonable substitutes therefor; governmental restrictions, regulations or controls; judicial orders; enemy or hostile governmental action; civil commotion; fire or other casualty; and other causes beyond the reasonable control of the party obligated to perform. Notwithstanding the foregoing, the occurrence of such events shall not excuse Tenant's obligations to pay Annual Rent and Additional Rent (unless the provisions of Article 15 apply) nor excuse such obligations as this Lease may otherwise impose on the party to obey, remedy or avoid such event. Should the work performed by Tenant or Tenants contractor result in a strike, lockout and/or labor disputes, such strike, lockout or labor dispute shall not excuse Tenant's performance, although such performance may be delated during the pendency of such circumstance.

28.8 Waiver of Rights or Redemption. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event Tenant is evicted or dispossessed for any cause or in the event Landlord obtains possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise. The rights given to Landlord herein are in addition to any rights that may be given to Landlord by any statute or otherwise.

28.9 Amendments. To be effective and binding on Landlord and Tenant, any amendment, modification, addition or deletion to the provisions of this Lease must be made in writing and executed by both parties.

28.10 Right to Enter. Subject to the other provisions of this Lease applicable to re-entry, Landlord or its representatives shall have the, right to enter the Premises at all reasonable times for the purpose of showing the Premises to prospective purchasers.

28.11 Relocation Rights. Landlord may not relocate the Tenant to other Premises except with the written consent of the Tenant.

28.12 Time is of the Essence. Time is of the essence as to the obligations contained in this Lease.

28.13 Recordation. Landlord and Tenant shall record a memorandum of this Lease in the land records of Clark County, Nevada, provided that such memorandum does not disclose any of the financial terms of this lease.

28.14 Confidentiality. Landlord and Tenant shall keep confidential the terms of this Lease except for such disclosure as may be required by law, in connection with any proceeding between Landlord and Tenant, or by Landlord in connection with (a) any financing or sale of the building within which the Premises are a part or (b) any proceeding to obtain a reduction in real estate taxes on the building.

28.15 Brokerage. Landlord and Tenant each represent that they had no dealings with any real estate broker, finder or other person, with respect to this Lease in any manner, except CB Richard Ellis who is Landlord's broker, (the "Brokers.") Landlord and Tenant each agrees to indemnify and hold harmless the other against and from any claim or demand for any brokerage commission or other fees and all costs, actions, claims, demands, losses, judgments, settlements, expenses and liabilities in connection therewith, including, without limitation, attorneys' fees and expenses arising out of any purported or actual dealings by the Landlord or the Tenant and any broker other than the CB Richard Ellis. Landlord shall pay any commissions or fees that are payable to CB Richard Ellis with respect to this Lease, in accordance with the provisions of a separate commission agreement.


EXECUTED AS OF THE DAY AND YEAR FIRST WRITTEN ABOVE


                                    FONG & ASSOCIATES, LLC

                                    By: /s/ Wing Fong
                                       ----------------------------------
                                            WING FONG
                                    Its Managing Member


                                    PAC-WEST TELECOMM, INC.


                                    By: /s/ Richard E. Bryson
                                       ----------------------------------
                                            Richard E. Bryson
                                    Its Chief Financial Officer

                            FIRST AMENDMENT TO LEASE


         That certain Lease dated as of December 17, 1998, between Wing Fong & Associates LLC ("Landlord"), and Pac-West Telecomm, Inc. ("Tenant") for the Premises located at 302 and 304 East Carson Street, Las Vegas, Nevada 89101, is, to reflect the addition of 1,200 square feet, amended as follows:

         1. Article 1, Paragraph entitled "Annual Rent" is amended to read:

"Annual Rental:    $1.50 per rentable square foot per month ($18.00 per year), plus cost of living adjustments inclusive of all services and expenses except for electricity and janitorial (Annual rent of $217,170.00, payable in installments of $18,097.50 per month"

         2. Article 1, Paragraph entitled "Premises" is amended to read:

"Premises:         The first floor of certain commercial space, commonly 304
                   East Carson Street, having 12,065 rentable square feet of Floor Area, as more particularly described in Exhibit "A".
                   Together with certain roof rights on 302 East Carson Street, as described in paragraph 3.5."

         As amended by this First Amendment to Lease, Landlord and Tenant hereby ratify and reaffirm the above Lease.

                                           FONG & ASSOCIATES, LLC


                                           By:  /s/ Wing Fong
                                              -------------------------
                                                    WING FONG
                                           Its Managing Member
                                              -------------------------


                                           PAC-WEST TELECOMM, INC.


                                           By:  /s/ Richard E. Bryson
                                              -------------------------

                                           Its Chief Financial Officer
                                              -------------------------